DocuSign Envelope ID: E1F55E59-F59F-4971-BAAF-7E81E9C6E2F9
SEPARATION, SEVERANCE AND GENERAL RELEASE AGREEMENT

This Separation, Severance and General Release Agreement (this “Agreement”) is entered into as of the “Effective Date” (as defined below), by and among Michele Shepard (“Employee”), Paya, Inc., a Delaware corporation (“PI”) and Paya Holdings Inc. (the “Parent” and, together with PI, the “Company”). The Company and Employee are collectively referred to herein as the “Parties” or individually as a “Party.”

WHEREAS, Employee’s last day as Chief Commercial Offer of the Company was September 25, 2022 (the “Resignation Date”);

WHEREAS, between the Resignation Date and October 7, 2022 (the “Termination Date”) (such period, the “Transition Period”), Employee remained an employee of the Company;

WHEREAS, the Company is willing to provide the severance benefits described herein to Employee on the terms, and subject to the conditions, set forth herein; and

WHEREAS, this Agreement contains a waiver and release of claims Employee might have against the Company Parties (as such term is defined below) as of the date of Employee’s execution of this Agreement on the terms, and subject to the conditions, set forth herein.

NOW, THEREFORE, for mutual consideration, the adequacy and sufficiency of which is hereby acknowledged by the Parties:

1.Resignation and Termination. Effective as of the Resignation Date, Employee no longer served as Chief Commercial Officer of the Company and Employee resigned from all officer, director, manager or other offices Employee held at or with the Company (for clarity, other than as an employee of the Company); Employee will execute such additional documents as reasonably requested by the Company to evidence the foregoing. Employee’s employment with the Company ended on the Termination Date, which is the termination date of Employee’s employment for purposes of active participation in and coverage under all benefit plans and programs sponsored by or through the Company, except as otherwise required by applicable law or otherwise provided herein or pursuant to the terms of the applicable Company policy. During the Transition Period, Employee was entitled to her regular base salary as in effect immediately prior to the Resignation Date (the “Base Salary”), with final payment of such accrued Base Salary to be paid on the first payroll date immediately following the Termination Date, and Employee continued to be eligible for (and the Company continued to be obligated to Employee with respect to) all employee benefits and expense reimbursements for which Employee was eligible immediately prior to the Resignation Date in accordance with Company policy.

2.Severance Benefits.

a.Accrued Pay and Benefits. The following amounts will be payable to Employee as soon as practicable following the Termination Date (but not later than the last day of the first payroll period ending after the Termination Date) in accordance with applicable law: (i) any accrued but unpaid Base Salary earned through the Termination Date; and (ii) all vested benefits and expense reimbursements to which Employee is entitled through the Termination Date.

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b.Severance Pay. Subject to Employee’s execution and non-revocation of this Agreement as set forth in Section 7, and, subject further to Employee’s compliance with Employee’s obligations under this Agreement (for clarity, including the Restrictive Covenants), and subject to Section 12 hereof: (i) the Company shall pay to Employee an amount of $700,000, payable in substantially equal installments on the Company’s regular payroll dates during the 12- month period following the Release Effective Date (as defined below) (the “Severance Period”) and (ii) provided Employee elects and remains eligible to continue coverage for herself and her spouse and eligible dependents, if any, under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall pay or reimburse Employee, at the Company’s option, on a monthly basis for the difference between the amount Employee pays to effect and continue such coverage and the employee contribution amount that similarly situated employees of the Company pay for the same or similar coverage under such group health plans through the earliest of (1) the end of the Severance Period, (2) the date when Employee becomes eligible for group medical plan participation under any subsequent employer’s group medical plan, or (3) the date Employee is no longer eligible for COBRA (such amounts in clauses (i) and (ii) the “Severance Payments”).

c.Equity Awards. Pursuant to the terms of the Stock Option Grant Notice and Agreement between Employee and the Parent, dated as of November 1, 2021 (the “Option Agreement”), and the Restricted Stock Unit Grant Notice and Agreement between Employee and the Parent, dated as of November 1, 2021 (the “RSU Agreement”), the portion of the Option and the portion of the RSUs (each as defined in the Option Agreement and RSU Agreement, respectively) scheduled to vest on October 5, 2022 vested on such date in accordance with the terms of the Option Agreement and RSU Agreement. The vested portion of the Option remains outstanding as of the Termination Date subject to the terms and conditions of the Option Agreement. For the avoidance of doubt, any portion of such awards that were not vested as of the Termination Date were forfeited on the Termination Date for no consideration.

d.Withholding. The Company may withhold from any and all amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

e.No Other Entitlements. Following the Termination Date, Employee acknowledges that Employee will no longer be entitled to any other benefits, payments or contributions from the Company or any other Company Parties (as defined below) other than those specifically provided for in this Agreement or in her capacity as a shareholder of the Company.

3.Release. In exchange for the benefits and undertakings described herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee agrees as follows:

a.Release by Employee. Employee, on her own behalf and on behalf of her descendants, dependents, heirs, executors, administrators, and assigns (each, in their capacities as such), and anyone else claiming through her (the “Employee Parties”), hereby releases and discharges and covenants not to sue the Company and each of its respective divisions, subsidiaries, parents or affiliates, past and present (each, in their capacities as such), as well as their respective

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assignees, predecessors, successors, directors, officers, stockholders, equityholders, partners, members, representatives, attorneys, agents or employees, past or present (each, in their capacities as such), and all persons acting by, through, under or in concert with any of them (individually and collectively, the “Company Parties”), from and with respect to any and all liabilities, claims, causes of action, agreements, obligations, demands, liens, charges, suits, complaints, grievances, contracts, promises, costs, losses, damages, injuries, attorneys’ fees and other legal responsibilities, known or unknown, suspected or unsuspected, that Employee or any of the other Employee Parties may have through the date upon which Employee executes this Agreement, including, but not limited to, any claim resulting from any act or omission by or on the part of the Company Parties relating to Employee’s employment with the Company and/or the termination thereof committed or omitted on or prior to the date of this Agreement, any claim under the Civil Rights Act of 1866, the Civil Rights Act of 1871, the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the Sarbanes-Oxley Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Employee Retirement Income Security Act of 1974, the Rehabilitation Act, or any other federal, state or local law, regulation or ordinance relating to employment, including, without limiting the generality of the foregoing, all wrongful termination and “constructive discharge” claims, all discrimination claims, all claims relating to any contracts of employment, whether express or implied, any covenant of good faith and fair dealing with respect to employment, whether express or implied, and any tort of any nature with respect to employment, and for any relief relating to employment, no matter how denominated, including but not limited to wages, back pay, front pay, benefits, compensatory, liquidated or punitive damages and attorneys’ fees (collectively, the “Released Claims”); provided, however, that the foregoing releases do not apply to, and the Released Claims do not include, (i) Employee’s rights (and the Company’s obligations) under Section 1(d) of the Employment Agreement dated October 5, 2021, by and between Employee and the Company (the “Employment Agreement”) or under the Indemnification Agreement, dated October 5, 2021, between Parent and Employee (the “Indemnification Agreement”), (ii) Employee’s rights (and the Company’s obligations to Employee) as an equityholder of Parent or its subsidiaries or pursuant to an equity based award covered by a separate agreement or plan, including Options and RSUs, or (iii) any claim for breach or enforcement of this Agreement or related to vested benefits under ERISA or any employee benefit plan, to workers’ compensation benefits, to defense, advancement or reimbursement of expenses, or indemnity under the Employment Agreement or the Indemnification Agreement, the organizational documents or other governing documents of Parent or its affiliates or under applicable law, to coverage under any applicable insurance policies, or that by law is non-waivable.

b.ADEA Release. Employee expressly acknowledges and agrees that by entering into this Agreement, she is waiving any and all rights or claims that she may have arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), which have arisen on or before the date of execution of this Agreement (the “ADEA Release”). Employee further expressly acknowledges and agrees that:

i.In return for this ADEA Release, she will receive consideration beyond that which she was already entitled to receive before entering into this Agreement;

ii.She is hereby advised in writing by this Agreement to consult with

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an attorney before signing this Agreement; and

iii.Nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this ADEA Release under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

c.Non-Admission. This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Employee or any other person, or that Employee has any rights whatsoever against the Company.

d.No Transferred Claims; No Previous Claims. Employee represents and warrants to the Company that she has not heretofore assigned or transferred to any person not a party to this Agreement any Released Claim or any part or portion thereof. Employee represents and covenants that she has not filed, initiated or caused to be filed or initiated any Released Claim.

e.Voluntary Release. Employee agrees that she has carefully read this Section 3 and knows its contents, and that she signs this Agreement voluntarily, with a full understanding of its significance, and intending to be bound by its terms.

4.Whistleblower Protections. Notwithstanding anything to the contrary contained herein, no provision of this Agreement will be interpreted so as to impede Employee (or any other individual) from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any Inspector General of any United States federal agency, or making other disclosures under the whistleblower provisions of federal law or regulation. Employee does not need the prior authorization of the Company to make any such reports or disclosures, and Employee will not be required to notify the Company that such reports or disclosures have been made.

5.Restrictive Covenants; Survival. Employee hereby (a) understands, acknowledges and agrees that the ongoing obligations set forth in Sections 2 and 3 of the Employment Agreement, Article II, Section 2.3 of the Option Agreement and Article III, Section 3.1(b) of the RSU Agreement (collectively, the “Restrictive Covenants”) remain in full force and effect, and (b) understands, acknowledges and agrees that the covenants contained therein will survive the termination of Employee’s employment with the Company and remain in full force and effect in accordance with all of the terms and conditions hereof and thereof, subject to enforcement as provided herein. In entering into this Agreement, Employee acknowledges the continued effectiveness and enforceability of the Restrictive Covenants and expressly reaffirms Employee’s commitment to abide by, and promises to abide by, the terms of the Restrictive Covenants.

6.Assistance, Cooperation, Future Litigation.

a.Employee’s Business Assistance and Cooperation. For the three-month period after the Termination Date, upon reasonable prior written notice Employee shall use her reasonable efforts to be available to reasonably assist and cooperate with the Company in

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connection with any internal and/or independent review of the Company’s financial policies, procedures and activities in respect of all periods during which Employee was employed by the Company. For all hours worked pursuant to this Section 6(a), Employee will be compensated at the hourly rate of $200, payable in arrears upon receipt of timely invoices submitted by Employee.

b.Employee’s Litigation Assistance and Cooperation. Employee acknowledges and affirms that Employee may be a witness in litigation, arbitrations, governmental or other administrative proceedings involving the Company and/or the other Company Parties. Employee hereby covenants and agrees to testify truthfully in any and all such proceedings. In addition, for the one-year period after the Termination Date, Employee covenants and agrees, upon reasonable prior written notice from the Company, to use her reasonable efforts to be reasonably available to and otherwise reasonably assist and cooperate with the Company and/or such other Company Parties and with its or their respective attorneys and advisors in connection with any such litigation or administrative proceeding (except in any proceeding or with respect to any claim brought by Employee against a Company Party, or a Company Party against Employee). The Company will make reasonable efforts to ensure that such assistance and cooperation will not materially interfere with Employee’s employment and business responsibilities. For all hours worked pursuant to this Section 6(b), Employee will be compensated at the hourly rate of $200, payable in arrears upon receipt of timely invoices submitted by Employee.

c.Employee’s Expenses. Employee will be entitled to reimbursement of any reasonable pre-approved out-of-pocket expenses for travel, lodging, meals and other transportation incurred by Employee for any cooperation supplied by Employee as described in this Section 6, subject to the Company’s regular business expense policies and procedures.

7.Voluntary Execution. Employee has been given twenty-one (21) days from the date of Employee’s receipt of this Agreement to consider the terms of this Agreement, although Employee may sign it at any time sooner. The Parties agree that any revisions or modifications to this Agreement, whether material or immaterial, will not and did not restart this time period. The first date upon which Employee and the Company have signed this Agreement, and the Company has received Employee’s signature, shall be the “Effective Date”. Employee has seven (7) calendar days after the Effective Date to revoke this Agreement. Such revocation must be in writing and must be emailed to Melinda Doster, General Counsel and Secretary, at mindy.doster@paya.com. Notice of such revocation must be received within the seven (7) calendar days referenced above. If Employee revokes Employee’s execution of this Agreement, this Agreement (including the releases set forth herein) shall be null and void and the “Release Effective Date” shall not occur. Provided that Employee does not revoke Employee’s execution of this Agreement within such seven (7) day revocation period, this Agreement will become effective on the eighth (8th) calendar day after the Effective Date (the “Release Effective Date”).

8.Intentionally omitted.

9.Return of Company Property. Employee covenants that, within five (5) business days following the Effective Date, Employee shall return all tangible property of the Company and/or the Company Parties within Employee’s possession, access or control, including (without limitation) all keys, credit cards (without further use thereof), cell phones, computers, tablets, PDAs and all other items belonging to the Company and/or the Company Parties or which contain

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Confidential Information and, in the case of documents, including (without limitation) all documents in whatever medium they are stored, including (without limitation) all hard disk drive data, diskettes, microfiche, photographs, negatives, blueprints, printed materials, tape recordings and videotapes.

10.Assignment. This Agreement is personal to Employee and may not be assigned by Employee. The Company may assign its rights and obligations under this Agreement without Employee’s consent, including to any other Company Party and to any successor (whether by merger, purchase or otherwise) to all or substantially all of the assets or businesses of the Company, provided that any such assignment shall not release the Company of its obligations hereunder.

11.Third Party Beneficiaries. Each Company Party is a third-party beneficiary of this Agreement and will be entitled to enforce this Agreement in accordance with its terms in respect of the rights granted to such Company Parties. There are no other third-party beneficiaries to this Agreement.

12.Section 409A. This Agreement and the payments provided hereunder are intended be exempt from (or, if applicable, comply with) the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”) and shall be construed and administered in accordance with such intent. Anything to the contrary in this Agreement notwithstanding, if any amounts payable under this Agreement constitute the payment of nonqualified deferred compensation within the meaning of Section 409A, then if the period during which Employee has discretion to execute (or, if applicable, revoke) this Agreement straddles two taxable years, then the Company shall make such severance payments starting in the second of such taxable years. Employee may not, directly or indirectly, designate the calendar year of payment. Any reimbursement payable to Employee pursuant to this Agreement shall in no event be paid later than the last day of the calendar year following the calendar year in which Employee incurred the reimbursable expense. Any amount of expenses eligible for reimbursement or in-kind benefit provided during a calendar year shall not affect the amount of expenses eligible for reimbursement or in-kind benefit to be provided during any other calendar year. The right to reimbursement or to an in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit. Any reference to a termination of employment shall be construed to mean a “separation from service” within the meaning of Section 409A. For purposes of Section 409A, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments, and each payment under this Agreement shall be treated as a separate payment. Any other provision in this Agreement to the contrary notwithstanding, if Employee is a “specified employee” as of the date of her “separation from service,” each as defined in Section 409A, then to the extent any amount payable to Employee (i) constitutes the payment of nonqualified deferred compensation within the meaning of Section 409A, (ii) is payable upon Employee’s separation from service and
(iii) under the terms of this Agreement would be payable prior to the six-month anniversary of Employee’s separation from service, such payment shall be delayed until the earlier to occur of (a) the first day of the seventh month following Employee’s separation from service or (b) the date of Employee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) will be paid or reimbursed to Employee in a lump sum, and any remaining payments and benefits due under this Agreement will

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be paid or provided in accordance with the normal payment dates specified for them herein. The Company shall consult with Employee in good faith regarding the implementation of this Section. Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

13.No Precedential Effect. By entering into this Agreement, it is not the intention of the Company to establish any policy, procedure, course of dealing or plan of general application irrespective of any similarity in facts or circumstances involving any other past, present or future employee, on the one hand, and Employee, on the other hand.

14.Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

15.Complete Agreement. This Agreement and the agreements referenced herein embody the complete agreement and understanding between the Parties and supersede and preempt any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related to the subject matter hereof in any way. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Employee and the Company or, in the case of a waiver, by the Party waiving compliance.

16.Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

17.Headings. Any titles, captions and headings contained in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect in any way the meaning or interpretation of this Agreement.

18.Choice of Law; Venue. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any action brought by either Party with respect to the provisions of this Agreement may be brought in the state courts of Delaware, or federal district courts, sitting in Delaware, and if brought in any other venue may be removed by the other courts to such courts, and each Party expressly waives, to the maximum extent permitted by law, any objection to such venue, including any objection based upon the doctrine of forum non conveniens or similar

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doctrine.

19.Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

20.Expenses. Each Party shall bear its own expenses in connection with this Agreement and in connection with all obligations required to be performed by such Party under this Agreement, except that the Company shall pay (or reimburse Employee for) the fees, in an amount not to exceed
$5,000, payable by Employee to her legal counsel in connection with the negotiation, execution, and delivery of this Agreement.

21.Notices. Except as otherwise provided herein, any notice, request, instruction or other document to be given hereunder, including revocation of this Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by overnight courier for next business day delivery, mailed by certified or registered mail (return receipt requested), or emailed to the Parties at their respective addresses set forth below, or at such other address as may be indicated in writing by any Party to the other Parties in the manner provided herein for giving notice.

If to Employee, to:    Michele Shepard
[Redacted]

[Redacted]

If to the Company, to    Paya Holdings Inc.
Attention: Mindy Doster
303 Perimeter Center, North Suite 600
Atlanta, Georgia 30346 mindy.doster@paya.com

*    *    *    *

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the date of the last signature affixed below.

READ CAREFULLY BEFORE SIGNING

I have read this Agreement and have had adequate opportunity for review prior to my signing of this Agreement. I understand that by executing this Agreement I will relinquish any right or demand I may have against the Company Parties.

DATED: 10/25/2022

DocuSign Envelope ID: E1F55E59-F59F-4971-BAAF-7E81E9C6E2F9
DATED: 10/25/2022

PAYA, INC.

By:      Name:Jeff Hack
Its:

Chief Executive Officer

PAYA HOLDINGS INC.

By:      Name: Jeff Hack
Its:

Chief Executive Officer

Signature Page to Separation, Severance and General Release Agreement